Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER & MID-YEAR 2011 RESULTS

Quarterly & First Half Performance Reflects Strong Market Demand and Successful Strategy Execution

Newport Beach, CA – August 4, 2011 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the second quarter and six month period ended June 30, 2011.

Fiscal 2011 Second Quarter Financial Highlights – versus Fiscal 2010 Second Quarter:

•	Net sales improved from $52.2m to $80.4m, an increase of 54%

•	Net income for the period improved from $1.6m to $6.0 million, an increase of 265%

•	Earnings per diluted share were $0.22 versus $0.06 in the prior year quarter

Fiscal 2011 First Half Financial Highlights – versus Fiscal 2010 First Half

•	Net sales improved from $98.9m to $147.8m, an increased of 49%

•	Net income improved from $3.5m to $11.0 million, an increase of 217%

•	Earnings per diluted share were $0.40 versus $0.13 in the prior year’s first half

Note: Complete details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “We are pleased to report performance for the second quarter and the first half of 2011 that reflects the successful execution of our corporate strategy for product portfolio extension, geographic expansion and consistent financial discipline. Strong crop commodity prices have stimulated U.S. agricultural demand in corn, cotton, and a wide variety of other crops, fueling increased purchases of our well-positioned productivity and yield enhancing products. Additionally, we have expanded our international sales penetration driven by the Mocap® and Nemacur® product acquisitions that we completed in December 2010.”

Mr. Wintemute continued: “In keeping with our promise to strengthen and maintain a healthy balance sheet, we have continued to control our inventory levels and carefully maintain our receivable collections performance. In fact, our management of working capital and continuing cash generation provides us with the opportunity to use our positive cash balance for possible debt reduction, dividend payments, product acquisitions or other corporate purposes in the months ahead. Also, during the quarter we were pleased to announce a significant agreement with Monsanto for the co-marketing of our post-emergent corn herbicide Impact® in conjunction with their Roundup® glyphosate brands. The weed management benefits of this combination of two market leading brands will be promoted by both companies and should expand the sales of Impact over the next several years.”

Mr. Wintemute concluded: “We have maintained focus on our gross profit margins by consistently emphasizing profitability in our sales and marketing efforts resulting in an improvement from 37% to 40%. This year our overall manufacturing operations have experienced higher utilization rates resulting in improved coverage of facility fixed costs. We continue to seek the acquisition of appropriately-priced, branded products, similar to our 2010 purchases, as we expand our product offering in key crops. In our product development program, we expect our new potato sprout inhibitor SmartBlock® to become commercial during the first half of 2012. By adding high-value/high-margin products to our portfolio, focusing our sales and marketing priorities, achieving greater manufacturing efficiencies and diligently maintaining financial discipline, we expect to continue profitably expanding our global business.”

Conference Call

Eric Wintemute, Chairman & CEO and David Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 12:00 pm EDT / 9:00 am PDT on Thursday, August 4, 2011. Interested parties may participate in the call by dialing (201) 493-6744 please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
William A. Kuser, Director of Investor Relations		www.theequitygroup.com
(949) 260-1200		Lena Cati
williamk@amvac-chemical.com		Lcati@equityny.com
(212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Number in thousands except per share data)

(Unaudited)

	For the three months ended June 30		For the six months ended June 30
	2011	2010	2011	2010
Net sales	$80,374	$52,172	$147,770	$98,884
Cost of sales	48,381	32,939	87,504	60,727

Gross profit	31,993	19,233	60,266	38,157
Operating expenses	21,310	15,683	40,396	30,712

Operating income	10,683	3,550	19,870	7,445
Interest expense	978	906	1,785	1,806
Interest capitalized	(16)	(39)	(74)	(49)
Extinguishment of debt	—	—	546	—

Income before income tax	9,721	2,683	17,613	5,688
Income tax expense	3,714	1,040	6,594	2,218

Net income	$6,007	$1,643	$11,019	$3,470

Earnings per common share—basic	$.22	$.06	$.40	$.13

Earnings per common share—assuming dilution	$.22	$.06	$.40	$.13

Weighted average shares outstanding—basic	27,548	27,343	27,538	27,344

Weighted average shares outstanding—assuming dilution	27,838	27,650	27,813	27,633

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Number in thousands, except per share data)

	June. 30, 2011	Dec. 31, 2010
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash	$9,958	$1,158
Receivables:
Trade, net of allowance for doubtful accounts of $460 and $447, respectively	74,953	33,833
Other	162	263

	75,115	34,096

Inventories	80,620	74,054
Prepaid expenses	3,289	2,591
Income taxes receivable	—	6,715

Total current assets	168,982	118,614
Property, plant and equipment, net	39,170	40,541
Intangible assets	119,104	115,249
Other assets	4,934	5,775

	$332,190	$280,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$14,827	$8,429
Current installments of other liabilities	2,073	—
Accounts payable	23,996	13,961
Deferred revenue	94	5,568
Accrued program costs	34,519	16,976
Accrued expenses and other payables	5,354	4,634
Income taxes payable	167	—

Total current liabilities	81,030	49,568
Long-term debt, excluding current installments	56,213	53,710
Other liabilities, excluding current installments	6,787	3
Deferred income taxes	10,461	10,461

Total liabilities	154,491	113,742

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,827,874 shares at June 30, 2011 and 29,735,928 shares at December 31, 2010	2,983	2,974
Additional paid-in capital	44,975	43,403
Accumulated other comprehensive loss	(960)	(448)
Retained earnings	133,854	123,661

	180,852	169,590

Less treasury stock, at cost, 2,260,996 shares at June 30, 2011 and at December 31, 2010	(3,153)	(3,153)

Total stockholders’ equity	177,699	166,437

	$332,190	$280,179

Note: The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Numbers in thousands, except share data)

For The Six Months Ended June 30, 2011 and 2010

(Unaudited)

Increase (decrease) in cash	2011	2010
Cash flows from operating activities:
Net income	$11,019	$3,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	6,733	5,444
Amortization of other long term assets	1,934	1,566
Amortization of discounted liabilities	988	—
Stock-based compensation	1,031	504
Changes in assets and liabilities associated with operations:
Increase in net receivables	(41,019)	(2,540)
Increase in inventories	(6,566)	(2,027)
Increase in prepaid expenses and other assets	(1,791)	(785)
Decrease in income tax receivable/payable, net	8,133	—
Increase in accounts payable	9,089	4,581
Decrease in deferred revenue	(5,474)	—
Increase (decrease) in other liabilities	18,220	(1,786)

Net cash provided by operating activities	2,297	8,427

Cash flows from investing activities:
Capital expenditures	(2,322)	(4,613)

Net cash used in investing activities	(2,322)	(4,613)

Cash flows from financing activities:
Net (repayments) borrowings under line of credit agreement	(7,300)	600
Principal payments on long-term debt	(4,004)	(4,053)
Borrowings on long-term debt	20,063	—
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock option)	550	277
Payment of cash dividends	(826)	(271)

Net cash provided by (used in) financing activities	8,483	(3,447)

Net increase in cash	8,458	367
Cash and cash equivalents at beginning of year	1,158	383
Effect of exchange rate changes on cash	342	179

Cash and cash equivalents as of June 30	$9,958	$929